Exhibit 10.15

LOAN AGREEMENT

among

Column A

(“Borrower”)

and

SHANGHAI MECOX LANE INFORMATION TECHNOLOGY CO., LTD.

(“ML Information Technology”)

and

Mai Wang Trading (Shanghai) Co., Ltd.

(“Lender”)

Dated Column B

This LOAN AGREEMENT (this “Agreement”) is made on Column B in                 , the People’s Republic of China (“China”) by and among the following parties:

(A).	Column A (“Borrower”), a citizen of China with Chinese Identification No.: Column C whose address is Column D;

(B).

Shanghai Mecox Lane Information Technology Co., Ltd. (“ML Information Technology”), a domestic limited liability company organized and existing under the laws of China having its registered address at 6th Floor, Building B, 33 Guang Shun Road, Shanghai, China; and

(C).	Mai Wang Trading (Shanghai) Co., Ltd. (the “Lender”), a wholly foreign owned enterprise organized and existing under the laws of China having its registered address at Room 317, No.54, South Ferry Road, Shanghai, China.

The Borrower, the Lender, and ML Information Technology shall hereinafter be referred to individually as a “Party” and collectively as “Parties.”

RECITALS

The Borrower borrowed a total amount of Column E from the Lender on Column B (the “Loan Date”), for the sole purpose of his capital contribution for Column F of the equity interest of ML Information Technology (the “Interests”).

ML Information Technology is a company with a duly approved business scope of Computer hardware and software, services in the field of communications professionals; sales of computer hardware and software, telecommunications equipment, pet supplies, pre-packaged foods, cosmetics, department stores, medical equipment, automobile spare parts, gold and silver ornaments; provide online services and after-sales service for clothing, apparel, office supplies and equipment, computers, furniture, pet supplies; retail alcoholic products, newspapers and books; ICP; Column G (the “Business”). The Parties intend to enter into several other agreements to advance ML Information Technology’s Business. The Parties intend to secure all payments due to the Lender under each of these agreements by executing an Equity Pledge Agreement (the “Equity Pledge Agreement”) through which the Borrower pledges his equity interests in ML Information Technology as collateral for all payments due under this Agreement and the aforementioned other agreements. Additionally, the Borrower intends to enter into an exclusive purchase option agreement to grant an exclusive option to the Lender to purchase the Interests (the “Exclusive Purchase Option Agreement”). The Parties further intend that this loan shall be consideration for the Lender’s purchase of the Interests from the Borrower.

Therefore, the Parties agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Unless otherwise provided, the expressions below shall have the following meanings throughout this Agreement:

“Business” shall have the meaning set forth in Recitals.

“CIETAC” shall mean the China International Economic and Trade Arbitration Commission.

“China” shall mean the People’s Republic of China.

“Default Interest” shall have the meaning set forth in Section 12.3.

“Encumbrance” shall mean any lien, encumbrance, hypothecation, right of others, proxy, voting trust or similar arrangement, pledge, security interest, collateral security agreement, mortgage, objection, title defect, title retention agreement, option, restrictive covenant, restriction on transfer, right of first refusal or first offer, or any comparable interest or, of any nature whatsoever.

“Equity Pledge Agreement” shall have the meaning set forth in the Recitals.

“Event of Default” shall have the meaning set forth in Section 12.1.

“Exclusive Purchase Option Agreement” shall have the meaning set forth in the Recitals.

“Government Licenses” shall mean all licenses, permits, approvals, permissions, consents, waivers or registrations required or issued by a government authority of China.

“Interests” shall have the meaning set forth in Recitals.

“Loan” shall have the meaning set forth in Section 2.1.

“Loan Date” shall have the meaning set forth in the Recitals.

“Material Adverse Effect” shall mean any change or effect (or aggregation of changes and effects) that is materially adverse to the business, financial condition, assets, liabilities, operations, or prospects of ML Information Technology.

“Note” shall have the meaning set forth in Section 2.2.

“Principal Agreements” shall mean this Agreement, the Exclusive Purchase Option Agreement, Exclusive Business Cooperation Agreement and the Power of Attorney (set forth on Schedule 1 of the Equity Pledge Agreement).

“RMB” shall mean Renminbi, the official currency of China.

“Term” shall have the meaning set forth in Section 5.1.

1.2 Headings. The headings in this Agreement are for convenience only and shall not affect the construction of the Agreement.

1.3 Interpretation. Unless otherwise provided, the words, expressions, and references below shall have the following meanings:

(a) References to the sections and schedules of this Agreement include any amendments to them that may occur from time to time.

(b) References to this Agreement or any other agreement or document include any amendments, notations, or supplements to the agreements or documents that may occur from time to time.

(c) References to any statute or statutory provision include any amendments, extensions, consolidations, or replacements pertaining to the statute or provision and any statute or provision that amends, extends, consolidates, or replaces the statute or provision, and shall also include any orders, regulations, instruments, or other subordinate legislation made under the relevant statute or provision.

(d) Words denoting the singular include the plural and vice versa.

(e) References to a “Person” include individuals, firms, partnerships, joint ventures, companies, corporations, unincorporated bodies of Persons, states, and any agencies of states and their assigns, transferees, or successors in title.

(f) The words “including” and “in particular” simply illustrate or emphasize certain terms within a provision and they shall not limit any provision in any way.

ARTICLE II.

LOAN

2.1 The Parties hereby acknowledge that the Lender has made available to the Borrower a loan in the principal amount of Column E (the “Loan”) on the Loan Date.

2.2 The Borrower shall execute and deliver a promissory note substantially in the form of Exhibit A (the “Note”) to the Lender dated even date herewith. The Note shall represent the obligation of the Borrower to repay the Loan.

ARTICLE III.

PURPOSE

3.1 The Borrower hereby acknowledges that the proceeds from the Loan have been used exclusively as contribution of his registered capital to ML Information Technology. The Borrower undertakes not to use the Loan for any purpose other than as set forth herein without the Lender’s prior written consent.

ARTICLE IV.

INTEREST

4.1 Except as set forth in Section 12.3, the Loan under this Agreement shall be interest free.

ARTICLE V.

TERM OF THE LOAN

5.1 Term of the Loan. The term of the Loan shall be ten (10) years from the date of this Agreement, which may be extended upon mutual written consent of the Parties (the “Term”).

ARTICLE VI.

REPAYMENT AND PREPAYMENT

6.1 Repayment. The Parties agree that the repayment of the Loan shall only be made by the Borrower of his successors or assigns transferring all Interests held by him at the time of repayment to the Lender or to the Lender’s designated natural or legal Persons in accordance with the Exclusive Purchase Option Agreement. The Parties further agree that the transfer price for such Interests to be paid by the Lender or its designated natural or legal Persons shall be mutually set off against the outstanding amount of the Loan under this Agreement, to the extent permitted by applicable law. Once the Borrower has transferred all the Interests held by him at the time of repayment to the Lender in accordance with the Exclusive Purchase Option Agreement, it shall be deemed to have fully paid off the Loan to the Lender.

6.2 Prepayment. The Borrower shall not make any prepayment without the Lender’s prior written approval.

ARTICLE VII.

CHANGES IN CIRCUMSTANCES

7.1 Illegality. If it is or becomes illegal in China for the Lender to continue to make the Loan under this Agreement to the Borrower, the Lender may demand immediate repayment of the principal amount of the Loan and promptly notify the Borrower of such demand. The Borrower shall prepay the principal amount of the Loan to the Lender immediately upon receiving the Lender’s demand for repayment of the Loan. The Lender may also assign the Loan to any third party who may continue to make the Loan to the Borrower. Prior to making any demand under this Section 7, the Lender will take reasonable steps to establish alternatives to demanding immediate prepayment as may be available to the Lender, including effecting a transfer of the Loan to an affiliate of ML Information Technology. Such alternative measures will be adopted solely at the discretion of the Lender, provided that in the opinion of the Lender, the adoption of such alternative will not have any adverse effect on the Lender.

7.2 Notification. Any notification or demand issued by the Lender under this Section 7 will contain reasonable details, and shall be conclusive and binding upon the Borrower in the absence of any manifest error.

ARTICLE VIII.

EQUITY PLEDGE

8.1 Equity Pledge. The Borrower shall irrevocably and unconditionally pledge the Interests to the Lender pursuant to the Equity Pledge Agreement signed among the Borrower, ML Information Technology and the Lender dated even date herewith.

8.2 Notarization. The Borrower and the Lender shall duly register the pledge of the Interests with a Chinese Public Notary in accordance with Section 4.3 of the Equity Pledge Agreement and take all further actions requested by the Lender to register or perfect such pledge.

ARTICLE IX.

REPRESENTATIONS AND WARRANTIES

9.1 Acknowledgement of Reliance. The Borrower hereby acknowledges that the Lender has entered into this Agreement in full reliance upon the representations and warranties made under this Section 9.

9.2 Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

(a) the Borrower has the legal capacity to execute and perform this Agreement. The Borrower has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement;

(b) this Agreement constitutes the Borrower’s legal, valid and binding obligations enforceable in accordance with its terms;

(c) the Borrower is not currently engaged in any disputes, litigation, arbitrations, administrative proceedings, or any other legal proceeding; nor is the Borrower subject to any potential disputes, litigation, arbitration, administrative proceedings, or any other legal proceeding;

(d) the information, exhibits, and reports furnished by the Borrower to the Lender in connection with this Agreement and collateral documents are true and accurate in all material respects; such information, exhibits, and reports are not misleading, do not omit material facts, and the Borrower has made all reasonable inquiries to verify the facts and statements contained therein;

(e) the Borrower has fully disclosed in writing to the Lender all facts relating to the Borrower, which the Borrower knows or should reasonably know are material to the Lender in the context of this Agreement; and

(f) there has not been any occurrence of any event that may have a Material Adverse Effect on ML Information Technology or its Business.

9.3 Repetition. The representations and warranties set out in Section 9.2 of this Agreement shall continue after the execution of this Agreement, and shall be deemed to be true and effective throughout the Term of this Agreement and the other Principal Agreements.

ARTICLE X.

AFFIRMATIVE COVENANTS

10.1 During the Term of this Agreement, the Borrower irrevocably covenants to the following:

(a) the Borrower shall abide by the provisions of this Agreement and perform all obligations under the other Principal Agreements, and refrain from any action or omission that may affect the viability or enforceability of this Agreement or any of the other Principal Agreements;

(b) the Borrower shall provide the Lender with all relevant business information concerning the Business and financial condition of ML Information Technology at the Lender’s request;

(c) the Borrower shall appoint or remove any Persons designated by the Lender as directors or officials of ML Information Technology upon the Lender’s request; and

(d) the Borrower shall ensure that ML Information Technology remains exclusively engaged in its current Business unless otherwise instructed by the Lender.

ARTICLE XI.

NEGATIVE COVENANTS

11.1 The Borrower irrevocably covenants that he shall not:

(a) cause the shareholders meeting or the board of directors of ML Information Technology to approve the merger or consolidation of ML Information Technology with any Person or business entity of any kind, the acquisition of any business enterprise, or investment in any Person or business enterprise, without the prior written consent of the Lender;

(b) approve, cause or allow ML Information Technology to declare the bankruptcy, insolvency, liquidation or dissolution of ML Information Technology without the prior written consent of the Lender;

(c) act or omit to act in any manner that may have a material impact upon the assets, business, and liabilities of ML Information Technology without the prior written consent of the Lender; or

(d) engage directly or indirectly in any business activities which compete with those of the Lender other than operating ML Information Technology within the scope of its current Business.

11.2 The Borrower agrees that the rights acquired by the Lender in accordance with this Agreement shall not be interrupted or harmed by the Borrower or any of his heirs or representatives through any legal proceedings.

ARTICLE XII.

DEFAULT, RIGHTS AND REMEDIES

12.1 Event of Default. Any of the following shall constitute an event of default (“Event of Default”) under this Agreement:

(a) the Borrower fails to immediately repay the Loan or perform any of his obligations under this Agreement or any of the other Principal Agreements upon the request of the Lender;

(b) Cross-default:

(i) any indebtedness of the Borrower, including those under any of the Principal Agreements, is declared or becomes due and payable prior to its maturity;

(ii) any indebtedness of the Borrower, including those under any of the Principal Agreements, is not paid when due; or

(iii) any creditor or creditors of the Borrower, including those under any of the Principal Agreements, becomes entitled to declare any such indebtedness due and payable prior to its maturity;

(c) a creditor or holder attaches or takes possession of the assets of the Borrower or causes a distress, execution, sequestration, or other process to be levied or enforced against any of the assets of the Borrower;

(d) the declaration of any administrative or judicial proceedings, judgment, order, or decisions against the Borrower;

(e) the Borrower stops or suspends payment of his debts or is unable or admits inability to pay his debts as they fall due or commences negotiations with one or more of his creditors with a view to the readjustment or rescheduling of all or part of its indebtedness or proposes or enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors;

(f) the commencement of any proceedings in relation to the Borrower under any law, regulation or procedure relating to reconstruction or readjustment of debts; or

(g) the Borrower takes any action or any legal proceedings are started or other steps taken for (i) the Borrower to be adjudicated or found bankrupt or insolvent, (ii) the appointment of a liquidator, administrator, trustee, receiver or similar officer of the Borrower or the whole or any part of his undertaking, assets, rights or revenues or (iii) the enforcement of any Encumbrance over all or any part of the assets of the Borrower.

12.2 Acceleration. Upon the occurrence of any Event of Default specified in Section 12.1 above, the Loan shall automatically become immediately due and payable together with all Default Interest accrued and all other obligations payable under this Agreement without any notice.

12.3 Default Interest.

(a) Upon the occurrence of any Event of Default, the Borrower shall pay a default interest (“Default Interest”) on the Loan from Column B until the date of the occurrence of the Event of Default at a rate of 1.5% per annum, or at another legally permitted rate determined by the Lender at its sole discretion.

(b) For the purpose of this Section 12.3, upon the occurrence of any Event of Default, the Lender will declare in the Notice of Default the amount of Default Interest and the due date for the payment of the Default Interest.

(c) Any Default Interest payable under this Section 12.3 which is not paid when due according to the Notice of Default shall be added to the overdue sum and bear Default Interest accordingly.

12.4 Notwithstanding the remedies provided in Sections 12, the Lender may exercise any other remedies, which may be available under this Agreement and the Principal Agreements or the applicable law upon the occurrence of any Event of Default.

ARTICLE XIII.

NOTICES

13.1 Each notice or other communication to be given under this Agreement shall be given in written English or Chinese, and shall be made by telex, fax, or letter. Each notice, communication or other document to be delivered to any Party shall be made or delivered to the Party’s address or fax number as set out below:

(a)	To the Borrower:

Address: Column D

Tel: (86 21) 64950500 ext Column H

Fax: (86 21) 6490508

Attention: Column A

(b)	To the Lender:

Address: Room 317, No. 54,

South Ferry Road, Shanghai, China

Tel: (86 21) 64950555

Fax: (86 21) 64950508

Attention: ZHANG BANG

(c)	To ML Information Technology:

Address: 6th Floor, Building B, No. 33 Guang Shun Road,

Chang Ning District, Shanghai, China

Tel: (86 21) 64950555

Fax: (86 21) 64950508

Attention: ZHANG BANG

ARTICLE XIV.

ASSIGNMENTS AND TRANSFERS

14.1 The Borrower shall not assign or delegate its rights and obligations under this Agreement without the Lender’s prior written consent.

14.2 The Lender may assign any or all of its rights and obligations under this Agreement. Any such assignee shall have all of the Lender’s rights and obligations under this Agreement as if it were the original party to this Agreement. If the Lender assigns its rights and obligations under this Agreement, the Borrower shall promptly execute all agreements or other documents necessary to perfect such assignment upon the Lender’s request.

14.3 This Agreement shall be binding upon the Borrower and his successors and any assignees permitted by the Lender, and it shall be enforceable by the Lender and each of its successors and assignees.

14.4 In the event that the Lender undergoes restructuring for any reason, the Borrower shall execute a new agreement with the newly restructured the Lender on the same terms and conditions as this Agreement at the request of the Lender.

ARTICLE XV.

CONFIDENTIALITY

15.1 Each Party hereto agrees to treat information relating to the existence and all material aspects of the transactions contemplated hereby and/or contained herein that is provided to such party by another party or its representatives, as confidential information and agrees not to disclose such information to any Person without the prior written consent of the disclosing Party, except that each Party may disclose such confidential information (i) to its attorneys, accountants, advisors and consultants, provided such persons are subject to confidentiality obligations, (ii) on a need-to-know basis, to its affiliates, and their employees, officers and directors provided such persons are subject to confidentiality obligations, (iii) any applicable government authority as required by applicable laws or as appropriate to ensure that all Government Licenses of ML Information Technology continue in effect and are not in danger of being suspended, terminated or not renewed, and (iv) as otherwise required by applicable laws. Prior to any disclosure under (iii) or (iv) above, the disclosing Party shall have notified the other Parties of the disclosing Party’s intention to make such disclosure and the contents thereof.

15.2 This Section 15 shall survive for a period of two years following the termination of this Agreement.

ARTICLE XVI.

GOVERNING LAW AND SETTLEMENT OF DISPUTES

16.1 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and governed by the laws of China.

16.2 Settlement of Disputes. In the event that a dispute arises in connection with this Agreement, and the Parties cannot resolve the dispute through good faith discussions, either Party shall submit the dispute to arbitration before the Shanghai branch of China International Economic and Trade Arbitration Commission (“CIETAC”) according to the rules of arbitration as administered by the CIETAC at the time. There shall be a single arbitrator. If the Parties do not agree to appoint an arbitrator who has consented to participate within twenty (20) days after the issuance of a notice of arbitration by any Party hereto, CIETAC shall appoint an arbitrator. Arbitration proceedings shall be in English and shall take place in Shanghai, China. The arbitration decision shall be final and binding upon the Parties.

ARTICLE XVII.

AMENDMENTS AND WAIVER

17.1 Amendment. This Agreement may not be modified or amended except by a writing signed by the Lender.

17.2 No Implied Waivers. The rights of the Lender under this Agreement may be exercised as often as necessary, are in addition to any rights under law, and may not be waived except specifically in a writing signed by the Lender. The Lender’s delay in exercising any right is not a waiver of such right.

ARTICLE XVIII.

MISCELLANEOUS

18.1 Further Assurance. The Borrower agree to execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order to fulfil the obligations of the Borrower under this Agreement and protect the Lender’s interests.

18.2 Entire Agreement. This Agreement, the Note, the Equity Pledge Agreement and the other Principal Agreements constitute the entire Agreement between the Parties hereto in relation to the Loan and supersede all previous proposals, agreements, or other written or oral communications. The Exhibit referred to herein is incorporated in this Agreement by reference and constitute an integral part of this Agreement.

18.3 Termination. This Agreement shall become effective on the date it is executed. This Agreement may be terminated by the Lender at its sole discretion.

18.4 Severability and Replacement. In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

18.5 Languages. This Agreement shall be written in English and Chinese. Each Party shall have one equally valid copy of the Agreement in each language. Both languages shall be equally effective. In case of any discrepancies between the two languages, the English version shall prevail.

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IN WITNESS whereof the Parties hereto have caused this Agreement to be duly executed by their authorised representatives on the date set out above.

Lender: Mai Wang Trading (Shanghai) Co., Ltd.

[seal: Mai Wang Trading (Shanghai) Co., Ltd.]

Borrower: Column A

By:	/s/ Column A

ML Information Technology: Shanghai Mecox Lane Information Technology Co., Ltd.

[seal: Shanghai Mecox Lane Information Technology Co., Ltd.]

Exhibit A Promissory Note

FOR VALUE RECEIVED, Column A, a Chinese citizen (the “Borrower”), hereby unconditionally promises to pay to the order of Mai Wang Trading (Shanghai) Co., Ltd., a Chinese wholly foreign owned company, or its assignee(s) (collectively, the “Lender”), the principal sum of Column E, as the principal amount under the loan (“Loan”).

1. Maturity: The Loan shall become due and payable in full ten (10) years from the date of the execution of this note. The Loan may be renewed pursuant to the Loan Agreement executed between the Lender and the Borrower as of Column B (the “Loan Agreement”).

2. Default and Remedy: Upon the occurrence of any Event of Default specified in the Loan Agreement, the Loan shall automatically become immediately due and payable together with all Default Interest (as defined in the Loan Agreement) accrued and all other obligations payable under the Loan Agreement without any notice.

By:

Name:	Column A

Date:

	Column A	Column B	Column C	Column D	Column E	Column F	Column G	Column H
1	Xu Yi	February, 2008	320504197508022518	Room 701, No.2, Lane 925, South Zhong Shan Road (2nd), Shanghai, China	RMB 165,000	16.5%	advertising design and production; agent of health insurance, life insurance, accidental injury insurance in China	8270
2	Zhang Bang	Jan 15th , 2010	320502196804142031	Room 1408, No.29, Shui Yin Road, Yue Xiu District, Guangzhou, China	RMB 670,000	67%		8330
3	Pu Sijie	July 20, 2010	310106197603124036	No. 118, Lane 910, Weihai Road, Shanghai, China	RMB165,000	16.5%	advertising design and production in China	8270